Exhibit 10.1
Execution Copy
ENDEAVOUR INTERNATIONAL CORPORATION
SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT
     This Subscription and Registration Rights Agreement (this “Agreement”), made as of the date set forth below by and between Endeavour International Corporation, a Nevada corporation (the “Company”), and the Persons listed on Schedule A attached hereto (each such Person an “Investor”), sets forth certain representations, covenants and agreements between the Company and the Investors, with respect to the sale by the Company of 125,000 shares of Series A Preferred Stock (“Series A Preferred Stock”), par value $0.001 per share, having the terms set forth in the Certificate of Designation of Series A Preferred Stock of the Company (the “Certificate”), a copy of which is attached hereto as Annex A. The Certificate provides that, subject to the Company obtaining the requisite stockholder approval for the Amex Approval Proposal (as defined in Section 6(p) below), the Company shall issue, in exchange for each of the outstanding shares of Series A Preferred Stock, one share of Series C Preferred Stock (“Series C Preferred Stock”) (such shares of Series C Preferred Stock to have the terms set forth in the Certificate of Designation of Series C Preferred Stock of the Company (the “Series C Certificate”) a copy of which is attached hereto as Annex B. The Series A Preferred Stock and the Series C Preferred Stock are referred to herein, as applicable, as the “Shares.” All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Certificate or the Series C Certificate, as applicable.
     1. Subscription. Subject to the terms and conditions hereof, each Investor hereby agrees to purchase, severally and not jointly, from the Company the number of shares of Series A Preferred Stock, set forth opposite such Investor’s name on Schedule A hereto at a purchase price of $1,000.00 per share (the “Offering Price”), and the Company agrees to sell such shares of Series A Preferred Stock to the Investor at the Offering Price.
     2. Closing.
     (a) Closing Date. The closing of the purchase and sale of the Series A Preferred Stock (the “Closing”) shall take place contemporaneously with the consummation of the Acquisition (as defined below) subject to all of the conditions to the obligations of the Investors set forth herein having been satisfied, or on such other date as promptly thereafter on which all of the conditions to the obligations of the Investors set forth herein shall have been satisfied, or at such other time and date as the Company and the Investors agree, at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York (the “Closing Date”). As used herein, the term “Acquisition” shall mean the acquisition by the Company (through its wholly-owned non-U.S. subsidiary, Endeavour Energy UK Limited (“UK Sub”)), pursuant to the Purchase Agreements (as defined in Section 5(z)(i) below), of the entire equity interest in Talisman Expo Limited (“Expro”), which immediately before the consummation of the Acquisition shall own the interests owned by Talisman Energy Inc. in the following North Sea Assets (the “North Sea Assets”): (i) the Alba and Caledonia fields, (ii) the Goldeneye field, (iii) the Bittern field, and (iv) the Ivanhoe, Rob Roy, Hamish and Renee and Rubie fields; provided, however, that if the aggregate purchase price payable by the Company in the

Acquisition is reduced by $15 million, then Expro need not own the Interests in the Ivanhoe, Rob Roy and Hamish fields.
     (b) Closing Deliveries. At the Closing, the Company shall deliver or cause to be delivered to each Investor the following:
     (i) one or more stock certificates registered in the name of such Investor, containing only the legend expressly provided in Section 6(a) hereof, evidencing such number of shares of Series A Preferred Stock equal to the number of such shares set forth opposite such Investor’s name on Schedule A hereto in a single certificate or in certificates in such other denominations as such Investor shall request not later than two (2) Trading Days prior to the Closing Date;
     (ii) a certificate of the secretary or an assistant secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Investors, certifying as to (v) the amended and restated articles of incorporation of the Company; (w) the by-laws of the Company (which shall have been amended to provide that the provisions of Sections 78.378 to 78.3793 of the Nevada Revised Statutes (the “NRS”) (the “Control Share Acquisition Provisions”) do not apply to the Company); (x) the resolutions of the board of directors of the Company authorizing the execution and performance of this Agreement, the Certificate, the Series C Certificate and the certificate of designation for the New Preferred Stock Units in the form attached as Annex C (the “New Preferred Stock Units Certificate”), the amendment to the by-laws of the Company referred to in (w) above, and approving each of the Investors as an interested shareholder such that the prohibitions, restrictions, limitations and conditions of Section 78.438 to 78.442 of the NRS to not apply to such Investor and approving all other transactions contemplated by this Agreement, the Certificate, Series C Certificate, the New Preferred Stock Units Certificate and the Series C Certificate for purposes of Section 78.438 to 78.442 of the NRS; (y) incumbency and signatures of the officers of the Company executing this Agreement and the officer’s certificate referred to in (z); and (z) an officer’s certificate of the Company as contemplated by Section 7(n);
     (iii) certificate of the Company signed by a duly authorized officer of the Company stating that the representations and warranties of the Company contained in this Agreement are true and correct as of the date when made and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);
     (iv) a legal opinion of Vinson & Elkins LLP, in the form of Exhibit A, executed by such counsel and delivered to the Investors;
     (v) a legal opinion of Woodburn and Wedge, in the form of Exhibit B, executed by such counsel and delivered to the Investors (with the officer’s certificate contemplated thereby reasonably satisfactory to the Investors);
     (vi) the Transfer Agent Instructions (as defined in Section 6(a) below) acknowledged by the Transfer Agent; and

     (vii) long form good standing or certificates or equivalent documentation (reasonably acceptable to the Investors) with respect to each of the Company and each of its Subsidiaries issued by the Secretary of State of the State of Nevada and from each other jurisdiction in which each of its Subsidiaries was formed.
     (c) Contemporaneously with the execution and delivery of this Agreement, each Investor shall execute and deliver the Certificate of Accredited Investor Status, attached hereto as Exhibit C (“Certificate of Investors Status”), and on the Closing Date shall wire to the Company, at an account designated by the Company, immediately available funds in the amount equal to the Offering Price multiplied by the number of shares of Series A Preferred Stock for which the Investor is purchasing and the Company is selling (the “Subscription Amount”).
     (d) The Company shall also deliver at the Closing, if not previously delivered, any amounts payable to any of the Investors or any of their Affiliates pursuant to Sections 6(n) and 6(o) of this Agreement.
     3. Registration Rights.
     (a) Effectiveness Deadline. The Company shall (i) within 45 days after the Closing Date, file with the Securities and Exchange Commission (the “SEC”) a shelf-registration statement under the Securities Act (x) under which the Offering Holders (as defined below) may sell Offering Shares (as defined below) (y) that registers Offering Shares that are shares of Common Stock in an amount that is no less than 130% of the number of shares of Common Stock issuable upon the conversion of all of the then outstanding shares of Series A Preferred Stock or Series C Preferred Stock whether or nor such shares are then convertible, (ii) use its reasonable best efforts to have such registration statement declared effective within 120 days after the Closing Date, and (iii) at all times until the Registration Termination Date (as defined below), the Company shall maintain an effective shelf-registration statement (x) under which the Offering Holders may sell Offering Shares that are shares of Common Stock, (y) if the Shares or Alternate Preferred Stock are then convertible or have been converted into New Preferred Stock Units, under which the Offering Holders may sell Offering Shares that are New Preferred Stock Units, and (z) that covers a number of shares of Common Stock that is no less than (a) 130% of the number of Unissued Offering Shares that are shares of Common Stock plus the number of Outstanding Offering Shares that are shares of Common Stock and (b) if the Shares or Alternate Preferred Stock are then convertible or have been converted into New Preferred Stock Units, 130% of the number of the Unissued Offering Shares that are New Preferred Stock Units plus the number of Outstanding Offering Shares that are New Preferred Stock Units. As used herein, “Offering Shares” means, as of any time, (a) shares of Common Stock or New Preferred Stock Units previously issued upon conversion of the Shares, Alternate Preferred Stock or New Preferred Stock Units or as a dividend or redemption payment in respect of, the Shares or Alternate Preferred Stock and not previously sold pursuant to an effective registration statement under the Securities Act or in a brokers’ transaction (as defined in Rule 144(g) promulgated under the Securities Act) (the “Outstanding Offering Shares”), and (b) shares of Common Stock then issuable upon conversion of the then outstanding Shares, Alternate Preferred Stock or New Preferred Stock Units (assuming for this purpose, that all such outstanding Shares, Alternate Preferred Stock or New Preferred Stock Units are fully converted, whether or not then convertible, and that any Stockholder Approval required for the issuance of such shares or units has been obtained) and New Preferred Stock Units then issuable upon conversion of the then outstanding Shares or Alternate Preferred Stock (the “Unissued Offering Shares”). The Investors (so long as they hold any Shares, Alternate Preferred Stock, New Preferred Stock Units or Offering Shares), together with their Affiliates (as defined below), and any Persons who hold any Shares, Alternate Preferred Stock, New Preferred Stock Units or Offering Shares acquired from any Offering Holder are hereafter referred to as “Offering Holders.” The Company agrees that no Person other than Offering Holders shall be permitted to sell shares of Common Stock or other securities pursuant to the shelf registration statement contemplated hereby. The Company will include in any registration statement filed or maintained by the Company pursuant to this Section 3(a) (i) the information required under the Securities Act to be so included concerning the Offering Holders, as provided by the Investors on the signature page hereto, including any changes in such information or other information that may be provided by the Offering Holders in writing to the Company from time to time, and (ii) a section entitled “Plan of Distribution,” substantially in the form of Exhibit D hereto with such additions thereto as may be requested by an Offering Holder, that describes the various procedures that may be used by the Offering Holders in the sale of Offering Shares. As used herein, the term “Registration Termination Date” means the first date after the first anniversary of the Closing upon which (x) the number of Offering Shares is less than two percent (2%) of the number of shares of Common Stock then outstanding and (b) no Offering Holder and its Affiliates holds Offering Shares that represent more than one percent (1%) of the number of shares of Common Stock outstanding unless all such Offering Shares are then eligible for resale under Rule 144(k) promulgated under the Securities Act, and the term “Transaction Documents” means this Agreement, the Certificate, Series C Certificate and the New Preferred Stock Units Certificate.
     (b) Failure to Meet Effectiveness Deadline. In addition to any other rights or remedies provided herein, if the registration statement referred to in Section 3(a) above has not been filed with the SEC within 45 days after the Closing Date, declared effective by the SEC within 120 days after the Closing Date or the Company fails to maintain the effectiveness of such registration statement pursuant to the terms contained in Section 4(d) of the Certificate, then the Company shall pay an increased dividend rate on the Shares in accordance with the Certificate or the Series C Certificate, as applicable. Payment of such increased dividend rate by the Company shall be in addition to, and shall not limit, the other remedies available to the Investors in the event that the Company does not comply with this Section 3 with respect to the filing and effectiveness of the registration statement referred to herein.
     (c) Delay Rights. Notwithstanding any other provision of this Section 3, the Company may, upon written notice (such notice a “Delay Notice”) to any Offering Holder whose Offering Shares are included in the registration statement, voluntarily suspend the effectiveness of any such registration statement for a limited time, which suspension shall in no event be longer than twenty-five (25) days in any three-month period, and no longer than sixty (60) days in any twelve-month period, if (i) the Company has been advised by counsel or underwriters to the Company that the offering of any Offering Shares pursuant to the registration statement would materially adversely affect, or would be improper in view of (or improper without disclosure in a prospectus) a proposed financing, a reorganization, recapitalization, merger, consolidation or similar transaction involving the Company or (ii) if at any time the prospectus included in such registration statement includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing. Upon receipt of a Delay Notice, the Offering Holder shall immediately suspend any and all sales of the Offering Shares until such time as the Company notifies the Offering Holder that such suspension has been terminated and the registration statement is again in effect with respect to the Offering Shares (such notice, an “Effective Notice”). Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Offering Holders whose Offering Shares are included in the registration statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of registrable securities as contemplated in this Agreement. Notwithstanding any provision contained herein to the contrary, the Company’s obligation to include, or continue to include, Offering Shares in any such registration statement under this Section 3 shall continue until the Registration Termination Date.
     (d) Underwritten Offering.
     (i) Underwriting. Any Offering Holder or Offering Holders may at any time request the ability (each a “Requesting Offering Holder”) to dispose of Offering Shares under the registration statement pursuant to an underwritten offering by delivering to the Company a notice setting forth such request (an “Underwriting Request”) and the number of Offering Shares sought to be disposed of by such Requesting Offering Holder in such underwritten offering. Within two (2) Business Days of the Company’s receipt of an Underwriting Request, the Company shall deliver a notice (an “Underwriting Notice”) to the Offering Holders other than the Requesting Offering Holder(s) (such other Offering Holders, the “Additional Offering Holders”) notifying such Additional Offering Holders of such Underwriting Request. Each of the Additional Offering Holders shall have the right, exercisable by delivery of a notice (a “Piggy-Back Notice”) to the Company and to the Requesting Offering Holder within five (5) Business Days of receipt of the Underwriting Notice, to elect to dispose of Offering Shares in the underwritten offering. Each Piggy-Back Notice shall set forth the number of Offering Shares the applicable Additional Offering Holder desires to dispose of in the underwritten offering. Each of the Requesting Offering Holders and Additional Offering Holders shall be entitled to dispose in the underwritten offering of the number of Offering Shares set forth in its Underwriting Request or Piggy-Back Notice, as applicable, provided, however, that if the Managing Underwriters (as defined below) advise the Offering Holders that the number of Offering Shares to be sold in the underwritten offering is greater than the number of Offering Shares which can be offered in an orderly manner in such offering within a price range acceptable to a holders of a majority of the Offering Shares sought to be disposed of in the underwritten offering and without adversely affecting the marketability of the offering (the “Offering Number”), no securities other than Offering Shares shall be offered in such underwriting and the number of Offering Shares to be offered in the offering shall be reduced pro rata based on the number of Offering Shares sought to be included in the offering by the Requesting Offering Holders and the Additional Offering Holders to the extent necessary so that the aggregate number of Offering Shares offered in such offering is no greater than the Offering Number. As promptly as practicable after the expiration of the five (5) Business Day period for delivery of Piggy-Back Notices, the Company shall, at the request of such Offering Holder(s), enter into an underwriting agreement in customary form with the book-running lead manager of such underwritten offering (the “Managing Underwriter” or “Underwriters”), which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 9, and shall take all such other actions as the Offering Holders or the Managing Underwriter or Underwriters participating in such offering and sale may reasonably request in order to expedite or facilitate such offering and sale (other than such actions which are disruptive to the Company or require significant management accountability), including providing reasonable availability of appropriate members of senior management of the Company to provide customary due diligence assistance in connection with any offering and to participate in customary “road show” presentations in connection with any underwritten offerings in substantially the same manner as they would in an underwritten primary registered public offering by the Company of its Common Stock, after taking into account the reasonable business requirements of the Company in determining the scheduling and duration of any road show. Notwithstanding the foregoing, the Company shall not be required to effect an Underwritten Offering unless either the gross proceeds reasonably anticipated from such offering is at least $25 million or the number of Offering Shares sought to be sold is no less than ten percent (10%) of the number of the outstanding shares of Common Stock of the Company.
     (ii) General Procedures. In connection with any underwritten offering under this Agreement, the Company shall be entitled to select the Managing Underwriter or Underwriters. In connection with an underwritten offering, each Offering Holder desiring to dispose of Offering Shares in the underwritten offering and the Company shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Offering Holder may participate in such underwritten offering unless such Offering Holder agrees to sell its Offering Shares on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Offering Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for such Offering Holder’s benefit (with respect to the Offering Shares of such Offering Holder being sold in such underwritten offering) and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Offering Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Offering Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law. If any Offering Holder disapproves of the terms of an underwriting, such Offering Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter.
     (e) Sale Procedures. In connection with the registration of the Offering Shares under the Securities Act for the account of an Offering Holder, the Company will:

     (i) prepare and file with the SEC a registration statement with respect to such securities as indicated above;
     (ii) prepare and file with the SEC such amendments and supplements to such registration statement and/or the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the requirements of the Securities Act and the rules and regulations promulgated by the SEC thereunder relating to the sale or other disposition of all securities covered by such registration statement and to allow for the sale of Offering Shares by the Offering Holders pursuant to the method of distribution, requested by any such Offering Holders;
     (iii) furnish to each Offering Holder (y) as far in advance as reasonably practicable before filing the registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide each such Offering Holder the opportunity to object to any information pertaining to such Offering Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Offering Holder with respect to such information prior to filing the registration statement or such other registration statement or supplement or amendment thereto, and (z) such number of copies of the registration statement and the prospectus, including a preliminary prospectus, or any free writing prospectus related thereto complying with the requirements of the Securities Act, and such other documents as such Offering Holder may reasonably request in order to facilitate the public sale or other disposition of the Offering Shares owned by such Offering Holder but such Offering Holder shall not be entitled to use any selling materials other than a prospectus, other materials filed by the Company with the SEC and such other materials as may be approved by the Company, which approval will not be unreasonably withheld;
     (iv) if applicable, register or qualify the Offering Shares covered by the registration statement or any other registration statement contemplated by this Agreement under the securities or “blue sky” laws of such jurisdictions as the Offering Holders or, in the case of an underwritten offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
     (v) promptly notify each Offering Holder and each Managing Underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (y) the filing of the registration statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto or any free writing prospectus related thereto, and, with respect to such registration statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (z) any written comments from the SEC with respect to any filing referred to in clause (y) and any written request by the SEC for amendments or supplements to the registration statement or any other registration statement or any prospectus or prospectus supplement thereto or any free writing prospectus related thereto;
     (vi) immediately notify each Offering Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (x) the happening of any event as a result of which the prospectus or prospectus supplement or free writing prospectus contained in the registration statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (y) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of the registration statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (z) the receipt by the Company of any notification with respect to the suspension of the qualification of any Offering Shares for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or free writing prospectus or take other appropriate action so that the prospectus or prospectus supplement or free writing prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
     (vii) upon request and subject to appropriate confidentiality obligations, furnish to each Offering Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Offering Shares;
     (viii) upon request of any Offering Holder, furnish to the Offering Holder, (y) an opinion of counsel for the Company, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto or the date of any sale of Offering Shares by such Offering Holder or the date of the closing under an underwriting agreement, and (z) a “cold comfort” letter, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto or the date of any sale of Offering Shares by such Offering Holder or the date of the closing under any underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten offerings of securities and such other matters as the Offering Holder may reasonably request;
     (ix) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
     (x) make available to the appropriate representatives of the Managing Underwriter and Offering Holders access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Company need not disclose any information to any representative of the Offering Holders unless and until such representative has executed a confidentiality agreement in favor of the Company;
     (xi) provide a transfer agent and registrar for all Offering Shares covered by such registration statement not later than the effective date of such registration statement;
     (xii) enter into customary agreements and take such other actions as are reasonably requested by the Offering Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Offering Shares;
     (xiii) take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by this Section 3 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and
     (xiv) in connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, subject to Section 3(c), promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading.
Each Offering Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (vi) of this Section 3(e), shall forthwith discontinue disposition of the Offering Shares until such Offering Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (vi) of this Section 3(e) or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Offering Holder will, or will request the

Managing Underwriter or Underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Offering Holder’s possession, of the prospectus covering such Offering Shares current at the time of receipt of such notice.
     (f) Registration Expenses. Except as provided in this Section 3, the expenses incurred by the Company in connection with action taken by the Company to comply with this Section 3, including, without limitation, all registration and filing fees, printing and delivery expenses, accounting fees, fees and disbursements of counsel to the Company, consultant and expert fees, and premiums for liability insurance, if the Company chooses to obtain such insurance, shall be paid by the Company. All fees and disbursements of any counsel, experts, or consultants employed by any Offering Holder shall be borne by such Offering Holder. The Company shall not be obligated in any way in connection with any registration pursuant to this Section 3 for any selling commissions or discounts payable by any Offering Holder to any underwriter or broker of securities to be sold by such Offering Holder. Each Investor which is an Offering Holder agrees to pay all expenses required to be borne by such Offering Holder.
     4. Representations and Warranties of the Investors. Each Investor, severally as to itself only and not jointly, hereby represents and warrants to the Company as of the date of this Agreement and on the Closing Date as follows:
     (a) Such Investor is acquiring the Shares and any Offering Shares, for its own account, for investment and not with a view to any public distribution or resale (within the meaning of the Securities Act and applicable state securities laws) in violation of any applicable securities laws; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Shares or Offering Shares for any minimum or other specific term and reserves the right to dispose of any of the Shares or Offering Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.
     (b) Such Investor understands that (i) the Shares and any Offering Shares (A) have not been registered under the Securities Act or any state securities laws, (B) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) and/or Regulation D thereof and (C) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings, and (ii) the Investor must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom.
     (c) Such Investor has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting such Investor’s interest in connection with the acquisition of the Shares and any Offering Shares.
     (d) Such Investor has been furnished by the Company information (or provided access to information) regarding the business and financial condition of the Company, its expected plans for future business activities, and the merits and risks of an investment in the Shares and any

Offering Shares which such Investor has requested or otherwise is necessary to evaluate the investment in the Company.
     (e) Such Investor has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the proposed transaction. None of the inquiries referred to in this paragraph (e) nor the information referred to in paragraph (d) of this Section 4 (nor any investigation or review conducted by such Investor or its representatives or counsel) shall modify, amend, limit or affect such Investor’s right to rely on the truth, accuracy or completeness of the Company’s representations and warranties in this Agreement.
     (f) Such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and such Investor has executed the Certificate of Accredited Investor Status.
     (g) Each Investor hereby agrees that, from and after the Closing Date, so long as it holds Shares, it (in the case of each Investor other than Goldman, Sachs & Co.) will not, and Goldman, Sachs & Co. will not, through the Goldman Sachs Principal Strategies group as currently configured, enter into any short sale position or establish any “put equivalent position” (as such term is defined in Rule 16a-1 promulgated under the Exchange Act) with respect to the shares of Common Stock during any Hedge Restriction Period (as defined below). The restriction contained in the prior sentence shall not (a) restrict or limit the ability of any Investor to sell any or all of the Shares, Alternate Preferred Stock, New Preferred Stock Units, Offering Shares or other shares of Common Stock, or (b) restrict or limit the activities of any area or division of Goldman, Sachs & Co. or any of its Affiliates, other than Goldman Sachs Principal Strategies group as currently configured. In the case of an Investor that is or includes a multi-managed entity or division whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the restriction set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the shares of Series A Preferred Stock. As used herein, “Hedge Restriction Period” means (x) any time at which the last reported trade price for the Common Stock is less than 120% of the Benchmark Price then in effect, and (y) the period beginning three (3) Trading Days after the Company delivers to the Investors a valid written notice that a dividend payable with respect to the Shares will be paid in the form of Common Stock (provided that such period shall begin no earlier than fifteen (15) Trading Days prior to the dividend payment date with respect to such dividend and such notice shall not be delivered by the Company more than twenty (20) Trading Days prior to the dividend payment date with respect to such dividend) and ending on the dividend payment date with respect to such dividend; provided, that no Hedge Restriction Period shall exist at any time during which the Common Stock is not listed on an Eligible Market.
     (h) Such Investor acknowledges and agrees that the Company is not making and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.

     5. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Investors, on and as of the date of this Agreement and as of the Closing Date, as follows:
     (a) Organization and Qualification. Each of the Company and its Subsidiaries is an entity duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business as a foreign corporation in all jurisdictions in which the failure to be so qualified would have a Material Adverse Effect (as defined herein). Each of the Company and its Subsidiaries has all requisite corporate power and authority (i) to own and lease the properties and assets it currently owns and leases and it contemplates owning and leasing and (ii) to conduct its activities as such activities are currently conducted and as currently contemplated to be conducted. As used herein, the term “Material Adverse Effect” means a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole (but without giving effect to the transactions contemplated by the Purchase Agreements), it being understood that any event or development after the date of this Agreement resulting from or arising out of any matters disclosed in the SEC Reports or any Schedule hereto shall be considered in determining whether a Material Adverse Effect has occurred or is likely to occur.
     (b) Capitalization. The authorized capital of the Company immediately prior to the Closing Date will consist of: (i) 10,000,000 shares of Preferred Stock, par value of $0.001 per share (the “Preferred Stock”), of which 376,287 shares are designated as Series B Preferred Stock, 19,714 of which are issued and outstanding as of the date hereof, and (ii) 300,000,000 shares of Common Stock, 80,712,369 of which are issued and outstanding as of the date hereof. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except for shares of Common Stock issuable upon conversion of $81.25 million of convertible notes (the “Convertible Notes”) issued pursuant to the Securities Purchase Agreements dated as of January 13, 2005 and an aggregate of 4,527,534 shares of Common Stock issuable upon exercise of outstanding stock options or warrants, the Company has not issued any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of its capital stock, including but not limited to any rights which become effective upon the acquisition of a specified percentage of the shares of any class or series of its capital stock, or securities or rights convertible or exchangeable into shares of any class or series of its capital stock. Except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders), and the issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) or result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed SEC Reports (as defined below), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.
     (c) Authorization; Enforcement. The Company has full corporate power and authority to execute and deliver the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, but not limited to the issuance and sale of the Shares. The execution and delivery by the Company of the Transaction Documents, and the performance by it of its obligations hereunder or thereunder, including, but not limited to, the issuance and sale of the Shares (including the issuance of shares of Series C Preferred Stock in exchange for shares of Series A Preferred Stock as contemplated hereby and by the Certificate), the authorization and reservation of a number of shares of Common Stock sufficient to convert all Shares sold in the Offering into shares of Common Stock in accordance with the terms of the Shares (without giving effect to any future adjustment in the Conversion Price of the Shares) and the execution, delivery and performance of any other agreements and instruments executed in connection herewith, have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, the Company’s board of directors or its stockholders (except that that the Amex Approval Proposal in accordance with Section 6(p) hereof is subject to the approval of the stockholders of the Company). Each of the Transaction Documents constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.
     (d) Issuance of Shares. The shares of Series A Preferred Stock and Series C Preferred Stock, when issued in accordance with the Transaction Documents, and the Offering Shares, when issued upon conversion of the Shares, Alternate Preferred Stock or New Preferred Stock Units, and the Alternate Preferred Stock and New Preferred Stock Units all will represent validly authorized, duly issued and fully paid and nonassessable shares of Preferred Stock or Common Stock of the Company, as the case may be, free and clear of all Liens and shall not be subject to preemptive or similar rights of stockholders, and the issuance thereof will be in full compliance with all federal and state securities laws applicable to such issuance and sale.
     (e) No Conflicts. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby including the issuance and sale of the Shares do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, result in a breach or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or require any offer to purchase or any prepayment of any debt or security, or constitute a “change of control” or similar event or otherwise give rise to the right to any other party to receive payments or benefits not otherwise required under, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound, or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority or self-regulatory organization. The issuance of shares of Common Stock as dividends in respect of the Shares and the Alternate Preferred Stock in accordance with the terms of the Transaction Documents will not require approval of stockholders under the rules of the American Stock Exchange.
     (f) Employee Matters. The execution and delivery of, and performance of the transactions contemplated in the Transaction Documents will not (i) constitute an event under any Company benefit plan, employee agreement, trust for the benefit of employees or loan to employees that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or any of the Subsidiaries to amend or terminate any Company benefit plan or employee agreement (or result in any adverse consequence for any such action).
     (g) Subsidiaries. The Company has no direct or indirect Subsidiaries (as defined below) other than those listed in Schedule 5(g) hereto. Except to the extent pledged as collateral pursuant to the definitive agreements for the Debt Financing (as defined below), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any lien, charge, claim, defect, imperfection of title, security interest, encumbrance, right of first refusal or other restriction (collectively, “Liens”) and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. As used herein, the term “Subsidiary” means, with respect to any Person, any other Person more than 50% of the outstanding voting securities of which is owned or controlled, directly or indirectly, by such specified Person or by one or more other Subsidiaries of such specified Person, or by such specified Person and one or more other Subsidiaries of such specified Person. For the purposes of this definition, “voting securities” means securities which ordinarily have voting power for the election of directors (or other Persons having similar functions), whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency, or other ownership interests ordinarily constituting a majority voting interest.
     (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act or the Securities Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, since January 1, 2005 (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the (“SEC Reports”)) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has made available to the Investors or their respective representatives true, correct and complete copies of the SEC Reports not available on the EDGAR system. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All exhibits required to be filed by the Company with the SEC in connection with the SEC Reports are included in the SEC Reports.
     (i) Absence of Certain Changes. Since December 31, 2005, except as specifically disclosed in the SEC Reports filed prior to the date hereof, the business of the Company and its Subsidiaries has been operated in the usual and ordinary course consistent with past practice, and since May 9, 2006 through the date of this Agreement, except as specifically disclosed in the SEC Reports filed prior to the date hereof:
     (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect;
     (ii) neither the Company nor any of its Subsidiaries has paid or made any dividends or distributions on any shares of Common Stock or any other capital stock of the Company or repurchased or redeemed any shares of Common Stock or any other capital stock of the Company;
     (iii) neither the Company nor any of its Subsidiaries has issued or sold, agreed to issue or sell any shares of capital stock or any securities convertible, exercisable or exchangeable for shares of capital stock, except for (a) grants of options to acquire shares of Common Stock and issuances of shares of Common Stock pursuant to employee compensation arrangements in the ordinary course of business consistent with past practices covering no more than 1,000,000 shares of Common Stock, in the aggregate), (b) issuances of shares of Common Stock upon the exercise of options outstanding as of May 9, 2006 and options granted in accordance with clause (a), and (c) issuances of shares of Common Stock upon conversion of the Convertible Notes;
     (iv) the Company and its Subsidiaries have not sold any assets for consideration in excess of $10,000,000 in the aggregate;
     (v) the Company and its Subsidiaries have not acquired any assets, equity or businesses for consideration in excess of $10,000,000 in the aggregate;
     (vi) the Company and its Subsidiaries have not incurred any Indebtedness in excess of $5,000,000 in the aggregate (other than pursuant to the definitive agreements for the Debt Financing); and

     (vii) neither the Company nor any of its Subsidiaries has repurchased, repaid or redeemed any securities or Indebtedness (except to the extent due in accordance with its terms).
     (j) Absence of Litigation. Except as disclosed in the Company’s SEC Reports, there is no material action, suit, claim, or proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries. With respect to any suits, actions or proceedings pending or threatened against the Company or any Company Subsidiary that are disclosed in the Company’s SEC Reports, there has not been any change in circumstance since June 30, 2006 except as individually and in the aggregate, (i) do not or would not reasonably be expected to impair in any material respect the ability of the Company to perform its obligations under the Transaction Documents, or prevent or materially impede the consummation by the Company of the Acquisition, the Debt Financing or the other transactions contemplated by the Transaction Documents or (ii) have not had or would not reasonably be expected to be material to the Company.
     (k) Compliance. Neither the Company nor any Subsidiary (i) is in material default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issue of the shares of Series A Preferred Stock and Series C Preferred Stock and the Offering Shares, shall comply in all material respects with the applicable rules and regulations of the American Stock Exchange or other applicable Trading Market on which the Common Stock is or has been listed or quoted
     (l) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and the Subsidiaries, in each case free and clear of all Liens except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (iii) Liens to be incurred pursuant to the terms of the Debt Financing in accordance with the Financing Term Sheets.
     (m) No General Solicitation; Placement Agent’s Fees. Neither the Company nor any Person acting on the Company’s behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company has not engaged any placement agent, financial advisor or other agent in connection with the sale or issuance of the Shares.

     (n) Private Placement. Neither the Company nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Shares by means of any form of general solicitation or advertising. Neither the Company nor any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated by the Transaction Documents or (ii) cause the offering of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market (as defined below). The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not required to be registered as a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.
     (o) Listing and Maintenance Requirements. The Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements and has no reason to believe that the Offering Shares will not be listed on the American Stock Exchange or any Trading Market on which the Common Stock is or has been listed or quoted, subject to receipt of official notice of issuance.
     (p) Rule 144. Since May 9, 2003, the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act and has taken such further action as required to enable the Investors to sell the Shares, or the shares of Common Stock, New Preferred Stock Units into which the Shares, the Alternate Preferred Stock or the New Preferred Stock Units may be converted, pursuant to and in accordance with Rule 144 promulgated under the Securities Act (“Rule 144”). Such action shall include, but not be limited to, making available adequate current public information meeting the requirements of paragraph (d) of Rule 144.
     (q) Registration Rights. The Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived that will affect, in any material respect, the registration rights granted to the Investors pursuant to this Agreement, the ability of the Offering Holders to sell shares of Common Stock pursuant to such registration rights or that will give any Person priority over the Offering Holders with respect to sale of shares of Common Stock.
     (r) Application of Nevada Control Share and Business Provisions. (i) There is no “control share acquisition,” “combination with interested stockholders” provision of the General Corporation Law of Nevada (Sections 78.378 et. seq. and 78.411 — 78.444), or other similar anti-takeover provision under the articles of incorporation or by-laws of the Company, the laws of the State of Nevada, or other antitakeover laws and regulations of any state (collectively, the “Antitakeover Laws”) that is or could become applicable to any of the Investors as a result of the

Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Shares, the ownership or conversion of the Shares, any New Preferred Stock Units or Alternate Preferred Stock and the Investors’ ownership of the shares of Common Stock or New Preferred Stock Units issuable upon conversion of the Shares, the New Preferred Stock Units or Alternate Preferred Stock. (ii) There is no restriction under any Antitakeover Laws on the ability of the Investors to vote the Shares in accordance with the terms thereof or to exercise their rights thereunder. (iii) Each of the Investors has been approved as an interested shareholder by the board of directors of the Company such that the prohibitions, restrictions, limitations and conditions of Sections 78.438 to 78.442 of the NRS do not apply to such Investor.
     (s) Disclosure. The Company confirms that none of the information provided to any of the Investors or their agents or counsel by any officer, director or Affiliate of the Company constitutes material, nonpublic information. The Company understands and confirms that each of the Investors will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure provided by the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.
     (t) Acknowledgment Regarding Investors’ Purchase of Securities. The Company acknowledges and agrees that (i) each of the Investors is participating in the transactions contemplated by the Transaction Documents at the Company’s request and the Company has concluded that this participation is in the Company’s best interest and is consistent with the Company’s objectives, (ii) each of the Investors is acting solely in the capacity of an arm’s length purchaser. The Company further acknowledges that no Investor is acting or has acted as an advisor, agent or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents, the Financing Term Sheets (as defined in Section 5(z)(ii) below), the Debt Financing or the public offering of shares of Common Stock and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents, the Financing Term Sheets, the Debt Financing and such offering is merely incidental to the Investors’ purchase of the Shares. The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
     (u) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits does not, individually or in the aggregate, have or result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.
     (v) Transactions With Affiliates and Employees. Except as set forth or incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, none of the officers, directors or employees of the Company is presently a party to any transaction that would be required to be reported on Form 10-K with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Company’s knowledge, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.
     (w) Internal Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (x) Sarbanes-Oxley Act. The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.
     (y) Environmental Matters. Except as otherwise expressly disclosed in the SEC Reports, the Company and each of its Subsidiaries, (i) is in material compliance with all applicable statutes, rules, regulations, decisions or orders of any governmental entity or authority relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) have not generated, manufactured, treated, stored or disposed of any hazardous substances on any owned or operated (or previously owned or operated) real property, except in material compliance with Environmental Laws, (iii) are not liable in any material respect for any off-site disposal or contamination pursuant to any Environmental Laws, and (iv) are not subject to any pending material claims relating to any Environmental Laws.
     (z) Talisman Acquisition Documents and Debt Financing Term Sheets.
     (i) As of the date hereof, each of the Hive-In and Hive-Out Agreements, dated May 26, 2006 to effect the transfer of the North Sea Assets to Expro, and the Put and Call Option Agreement, dated May 26, 2006, granting Endeavour Energy UK Limited put and call options over the entire issued share capital of Expro (these agreements, as amended, together being referred to as the “Purchase Agreements”), are valid and binding and in full force and effect, the true and complete copies of the Purchase Agreements have been previously provided to the Investors. There have been no amendments to the terms of any of the Purchase Agreements other than those provided to the Investors prior to the date of this Agreement, or waiver of any of the terms or conditions thereof (other than waivers that, in the aggregate are immaterial), and the Company has no reason to believe that following the consummation of the Acquisition any of the Purchase Agreements will not be in full force and effect;
     (ii) The Company has provided the Investors with (A) a true and correct copy of the term sheet and all related commitments and agreements received or entered into by the Company as of or prior to the date hereof, with respect to the $225,000,000 Secured Revolving Loan and Letter of Credit Facility Agreement, to be entered into by and among the Company, one or more of its Affiliates, BNP Paribas, the Governor and Company of the Bank of Scotland and certain other financial institutions (such term sheet and related agreements and commitments, the “Credit Term Sheet”) and (B) a true and correct copy of a term sheet and all related commitments and agreements received or entered into by the Company as of or prior to the date hereof with respect to the $75,000,000 Senior Secured Second Lien Term Loan Credit Facility to be entered into by and among, the Company, one or more of its Affiliates, Credit Suisse Securities (USA) LLC, Credit Suisse and certain other financial institutions (such term sheet and related agreements and commitments, the “Second Lien Term Sheet,” and together with the Credit Term Sheet, the “Financing Term Sheets”); and
     (iii) As of the date hereof, the Company has no reason to believe that the funding under the Debt Financing contemplated by the Financing Term Sheets and the consummation of the Acquisition will not be in compliance with all applicable statues, laws, rules and regulations of all applicable governmental and regulatory agencies and authorities; there is no judgment, order, injunction or other restraint prohibiting or delaying or imposing conditions upon consummation of any portion of the Acquisition or the funding under the Debt Financing contemplated by the Financing Term Sheets.
     6. Covenants.
     (a) Transfer Restrictions. (i) The Investors covenant that the Shares will only be disposed of by the Investors or any of their respective Affiliates pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of the Offering Shares other than to an Affiliate of an Investor or pursuant to an effective registration statement or to the Company, or pursuant to Rule 144(k), or pursuant to Rule 144 (if the Investor certifies to the Company that such transfer is pursuant to Rule 144) and except as otherwise set forth herein, the Company shall be permitted to require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, except to the extent that the Transfer Agent requests such legal opinion, any transfer of Shares or the Offering Shares by an Investor to an Affiliate of such Investor, provided, that, the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and provided, that, such Affiliate does not request any removal of any existing legends on any certificate evidencing the Shares or Offering Shares. Pursuant to the foregoing, the Investor acknowledges that the certificates representing the Shares or Offering Shares acquired by the Investor shall bear a restrictive legend substantially as follows:
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS (II) SUCH TRANSACTION IS PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (III) AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, HAS BEEN DELIVERED TO THE COMPANY AND SUCH OPINION STATES THAT THE SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION.”
     (ii) Certificates evidencing the Shares and the Offering Shares shall not be required to contain such legend or any other legend after (A) the Shares or the Offering Shares are registered for resale under the Securities Act, (B) following any sale of such Shares or the Offering Shares pursuant to Rule 144, (C) if such Shares or Offering Shares are eligible for sale under Rule 144(k), or (D) if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue the legal opinion included in the Irrevocable Transfer Agent Instructions, in the form of Exhibit E (the “Transfer Agent Instructions”), executed by the Company and delivered to and acknowledged in writing by the transfer agent of the Company (the “Transfer Agent”) on the date that the registration statement required pursuant to Section 3 is first declared effective by the SEC (the “Effective Date”). Following the Effective Date or at such earlier time as a legend is no longer required for certain Shares or Offering Shares, the Company will no later than three (3) Trading Days (as defined below) following the delivery by an Investor to the Company or the Transfer Agent of a legended certificate representing such Shares or Offering Shares and an opinion of counsel to the extent required by Section 6(a)(i), deliver or cause to be delivered to such Investor a certificate representing such Shares or Offering Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 6. The Company shall ensure that any future Transfer Agent of the Company acknowledges in writing the Transfer Agent Instructions.
     (iii) If the Company shall fail for any reason or for no reason to issue to such holder unlegended certificates within three (3) Trading Days of receipt of documents necessary for the removal of legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to the Investors, if on or after the Trading Day immediately following such three Business Day period, an Investor purchases (in an open market transaction or otherwise) Shares or Offering Shares to deliver in satisfaction of a sale by the holder of Shares or Offering Shares that the holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Business Days after an Investor’s request and in the Investor’s discretion (the “Request Date”), either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the Shares or Offering Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Shares or Offering Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Investor a certificate or certificates representing such Shares or Offering Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Shares or Offering Shares, times (B) the Closing Bid Price on the Deadline Date. “Closing Bid Price” means, for any security as of any date, the last closing price for such security on the American Stock Exchange or such other Eligible Market as is the primary trading market for such shares, or, if such market begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if such market is not the principal trading market for such security, the last closing price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Investor. For purposes of this Section 6(a)(iii), if the Company and the Investor are unable to reach a determination as to fair market value within five (5) days after the Request Date, the Company and the Investor shall submit the matter to an independent investment banking firm of national reputation mutually acceptable to the Company and the Investor (“Independent Investment Banking Firm”), which shall, within 20 days after such submission, determine and report to the Company and the Investor the fair value determined by the Independent Investment Banking Firm and such determination shall be conclusive and binding on the Company and the Investor. The fees and disbursements of the Independent Investment Banking Firm shall be payable by the Corporation. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
     (iv) The Company will not object to and shall permit (except as prohibited by law) an Investor to pledge or grant a security interest in some or all of the Shares in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Shares or Offering Shares, and if required under the terms of such agreement, loan or arrangement, the Company will not object to and shall permit (except as prohibited by law) such Investor to transfer pledged or secured Shares or Offering Shares to the pledges or secured parties. Except as required by law, such a pledge or transfer would not be subject to approval of the Company, and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, and no notice shall be required of such pledge. Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Shares or Offering Shares or for any agreement, understanding or arrangement between any Investor and its pledgee or secured party. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares or Offering Shares may reasonably request in connection with a pledge or transfer of the Shares or Offering, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders under the Company’s shelf-registration statement required pursuant to Section 3.
     (b) Conduct of Business. (i) Except as otherwise required to perform its obligations under the Transaction Documents or any agreement contemplated herein, as set forth in Schedule 6(b), or as otherwise agreed to in writing by the Investors, from the date hereof to the Closing Date, the Company shall, and shall cause each of its Subsidiaries to (A) conduct its business only in the ordinary course and consistent with past practice; (B) use its reasonable best efforts to preserve and maintain its assets and properties and its relationships with its customers, suppliers, clients, advertisers, distributors, agents, officers and employees and other Persons with which it has significant business dealings; (C) use its reasonable best efforts to maintain all of the material assets it owns or uses in the ordinary course of business consistent with past practice; (D) use its reasonable best efforts to preserve the goodwill and ongoing operations of its business; (E) maintain its books and records in the usual, regular and ordinary manner, on a basis consistent with past practice; (F) perform and comply in all material respects with its existing contractual arrangements; (G) maintain insurance in full force and effect with respect to its business with responsible companies, comparable in amount, scope and coverage to that in effect on the date of this Agreement; and (H) comply in all material respects with applicable laws.
     (ii) Except as set forth in Schedule 6(b) or otherwise expressly contemplated by the Transaction Documents, between the date hereof and the Closing Date, without the prior written consent of two-thirds of the Investors based on the amounts of their commitments to purchase Shares hereunder (“Commitment Amounts”), the Company shall not and shall cause each of its Subsidiaries not to, take any of the following actions:
     (1) change its Articles of Incorporation or By-laws (including by amendment, merger or otherwise);
     (2) reclassify any capital stock of the Corporation;
     (3) increase the authorized number of shares of Series A Preferred Stock or authorize the issuance of, or reclassification into, capital stock ranking pari passu or senior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation; or
     (4) issue any shares of Series A Preferred Stock or Series C Preferred Stock;
     (5) pay any dividends or make any distributions on any shares of Common Stock or any other capital stock of the Company or repurchase or redeem any Common Stock or any other capital stock of the Company;
     (6) change, modify or amend the terms of the Series C Preferred Stock or change the number of authorized and designated shares of Series C Preferred Stock (including by merger or otherwise),
     (7) issue or sell any shares of Common Stock (other than Excluded Shares) for other than cash (unless the Board and two-thirds of the Investors based on their respective Commitment Amounts mutually agree that the fair value of any consideration received by the Company is such that the price per share of Common Stock received by the Company in such issuance or sale is equal to or greater than the Benchmark Price) or for a price per share less than the Benchmark Price then in effect;
     (8) issue or sell for other than cash (unless the Board and two-thirds of the Investors based on their respective Commitment Amounts mutually agree on the fair value of any such non-cash consideration) any Convertible Securities or Options entitling any person to acquire shares of Common Stock (other than Excluded Shares) (or modify the terms of any such Option or Convertible Security to entitle any person to acquire thereunder shares of Common Stock) at an effective price per share less than the Benchmark Price; for purposes of this clause (8), the effective price per share for such Common Stock issuable upon exercise, conversion or exchange of such Convertible Securities or Options shall be deemed to be equal to the amount determined by dividing (A) the total amount, if any, received or receivable by the Company or any of its Subsidiaries, as applicable, as consideration for the issuance or sale of such Convertible Securities or Options, plus the aggregate amount of additional consideration, if any, payable to the Company or its Subsidiary, as applicable, upon the exercise, conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of such Convertible Securities or Options so issued;
     (9) issue any Options or Convertible Securities entitling the holder thereof to acquire shares of Common Stock at a price or a number of shares of Common Stock that floats or resets or otherwise varies;

     (10) merge or consolidate with any other Person, or restructure, reorganize or completely or partially liquidate itself; or
     (11) agree to take any of the actions restricted by this Section 6(b).
     (c) Taking of Necessary Action. Each of the parties hereto shall use its reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Transaction Documents, including using its reasonable best efforts to satisfy each of the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement. The Company will use its reasonable best efforts to make all filings (including, without limitation, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) and to obtain all consents of governmental entities which may be necessary or, in the reasonable opinion of any of the Investors or the Offering Holders or the Company, as the case may be, advisable in connection with the transactions contemplated by the Transaction Documents or and with respect to the Company and the Subsidiaries of the Company, any other related agreement, including the Purchase Agreements and agreements for the Debt Financing.
     (d) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before the applicable Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Investors at the applicable Closing Date pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investors on or prior to the applicable Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “blue sky” laws of the states of the United States following the applicable Closing Date.
     (e) Reporting Status. As long as any Shares or Offering Shares remain outstanding, the Company covenants to maintain registration of its Common Stock under Section 12 or 15 and timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination and shall take such further action as the Investors may reasonably request, all to the extent required to enable the Offering Holders to sell the Shares, the Alternate Preferred Stock, the New Preferred Stock Units or the Offering Shares pursuant to and in accordance with Rule 144. Such action shall include, but not be limited to, making available adequate current public information meeting the requirements of paragraph (c) of Rule 144. Upon the reasonable request of any Offering Holder, the Company shall deliver to such Offering Holder a written certification of a duly authorized officer as to whether it has complied with the foregoing. The Company further covenants that it will take such further action as any Offering Holder may reasonably request to satisfy the provisions of this Section 6(e).

     (f) Integration. The Company shall not, and shall ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market.
     (g) Reservation of Shares of Common Stock. The Company shall at all times maintain (and shall not issue shares of Common Stock if thereafter the Company would not have) a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents and the Certificate in such amount equal to 130% of the number of shares of Common Stock issuable upon conversion of the outstanding Shares, the Alternate Preferred Stock and the New Preferred Stock Units. In the event that at any time the number of then authorized and unissued and reserved shares of Common Stock is less than the number required to be in compliance with the foregoing the Company shall, to the extent the Company has authorized and unissued shares of Common Stock, promptly take such actions as may be necessary to reserve a sufficient number of such shares so that it will be in compliance with the first sentence of this Section 6(g). In the event that at any time the Company does not have sufficient authorized and unissued shares of Common Stock to comply with the first sentence of this Section 6(g) and/or the Company is required to obtain the approval of its stockholders to list on the applicable Trading Market the shares of Common Stock issuable upon conversion of, or as dividend in respect of, Shares, the Alternate Preferred Stock or New Preferred Stock Units, the Company shall take, in accordance with applicable law and its articles of incorporation and by-laws, all action necessary to convene a special meeting of holders of its capital stock as promptly as practicable but no later than sixty (60) days thereafter to submit to the stockholders of the Company a proposal to increase the number of shares of authorized Common Stock so as to allow the Company to be in compliance with the first sentence of this Section 6(g) (but substituting “200%” for “130%” in such sentence for purposes of this requirement) and/or to obtain the approval of stockholder necessary under the rules of the applicable Trading Market. Unless previously adopted, the Company shall resubmit such proposal for stockholder approval at the next two annual meetings of its stockholders, at four (4) additional special meetings of its stockholders convened at the request of any holder or holders of 15% of the outstanding Shares and at any other meetings chosen by the Company. In connection with each meeting of stockholders at which any such proposal is submitted for a vote of the stockholders of the Company, the board of directors of the Company shall recommend to the stockholders that they vote in favor of such proposal and the Company shall use its best efforts to obtain the requisite stockholder approval necessary for the approval and adoption of such proposal. The Company shall make all filings and take all such other action as is necessary to cause any amendment contemplated by any such proposal to become effective immediately after the approval and adoption thereof by the requisite vote of the stockholders of the Company. Notwithstanding the foregoing, the Company shall initially reserve 100,000,000 shares of Common Stock and shall not reduce this amount (except that such amount may be reduced by any stock issuances in respect of the outstanding Shares, the Alternate Preferred Stock and the New Preferred Stock Units). At all times after obtaining the requisite stockholder approval for the Amex Approval Proposal and prior to the exchange of shares of Series A Preferred Stock for shares of Series C Preferred Stock, the Company shall maintain a reserve of a sufficient number of shares of Series

C Preferred Stock to allow for the full exchange of all outstanding shares of Series A Preferred Stock for shares of Series C Preferred Stock.
     (h) Listing. The Company shall list, all Offering Shares and any other shares of Common Stock that are issued as dividends on, or in redemption of, or otherwise in respect of the Shares or the Alternate Preferred Stock, and to the extent any shares of New Preferred Stock Units are issued, such shares of New Preferred Stock Units shall also be listed, on the American Stock Exchange or such other Eligible Market as is the primary trading market for such shares for so long as the Investors own any Offering Shares.
     (i) Securities Laws Disclosure; Publicity. The Company shall, on or before 8:30 a.m., New York time, on the first Trading Day following execution of this Agreement, issue a press release acceptable to the Investors disclosing all material terms of the transactions contemplated hereby. On the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K the Transaction Documents, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Investors promptly after filing. Except with respect to the 8-K Filing and the press release referenced above (a copy of which will be provided to the Investors for their review as early as practicable prior to its filing), the Company shall, at least two (2) Trading Days prior to the filing or dissemination of any disclosure required by this paragraph (i), provide a copy thereof to the Investors for their review. The Company and the Investors shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the SEC or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any press release without the prior written consent of such Investor. The Company shall not, and shall cause each of its respective officers, directors, employees and agents not to, provide any Investor with any material nonpublic information regarding the Company from and after the issuance of the above referenced press release without the express written consent of such Investor.
     (j) Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares solely to fund the purchase price of the Acquisition and to pay any related fees and expenses.
     (k) Financing. The Company agrees that it will not, in connection with the Acquisition, incur Debt Financing or other Indebtedness or otherwise raise capital, in an amount that is greater than the amount necessary to fund the Acquisition and related fees and expenses, after taking into account its obligations to issue the Shares to the Investors pursuant to the Transaction Documents and the proceeds to be raised by the public offering of Common Stock with respect to which the Company filed with the SEC, pursuant to Rule 424(b)(5) under the Securities Act a preliminary prospectus supplements, dated October 11, 2006 (the “Public Offering”).

     (l) Notification of Breach. From the date hereof through the Closing Date, as promptly as practicable, and in any event not later than five Trading Days after the Company becomes aware thereof, the Company shall provide the Investors with written notice of (i) any representation or warranty of the Company contained in this Agreement being untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, or (ii) any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by the Company under the Transaction Documents, the Debt Financing or the Purchase Agreements; provided, however, that the delivery of any notice pursuant to this Section 6(l) shall not limit or otherwise affect the remedies available to the Investors, or modify in any way any disclosure made in this Agreement as of the date hereof.
     (m) Financial Statements and Other Reports. From and after the Closing and until the date upon which each of the Investors in the aggregate beneficially own less than 2% of the Shares issued at the Closing Date, it will deliver to each such Investor:
     (i) as soon as practicable and in any event no later than the day that a Form 10-Q is required to be filed by the Company with the SEC following each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations, statements of stockholders’ equity and cash flows of the Company for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company as of the end of such quarterly period setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, together with a certificate from a senior officer of the Company to the effect that such financial statements have been prepared in accordance with GAAP consistently applied during the periods involved (subject to year-end adjustments) and that such financial statements fairly present the results of operations and changes in financial position, stockholders’ equity, cash flows and financial position of the Company as of and for the period then ended; provided, however, that the timely filing with the SEC of the Company’s periodic report on Form 10-Q for such period shall be deemed to satisfy the requirements of this Section 6(m)(i); and
     (ii) as soon as practicable and in any event no later than the day that a Form 10-K is required to be filed by the Company with the SEC following the end of each fiscal year, a consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of operations, statements of stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, together with the audit report of independent public accountants of recognized standing selected by the Company; provided, however, that the timely filing with the SEC of the Annual Report on Form 10-K of the Company for such fiscal year shall be deemed to satisfy the requirements of this Section 6(m)(ii).
     (n) Expenses. The Company agrees to reimburse each of the Investors for all reasonable out-of-pocket costs, expenses and other payments, including but not limited to legal fees and disbursements, incurred or made in connection with the transactions contemplated by the Transaction Documents, whether or not consummated, reasonably promptly after it receives a written request from an Investor for such reimbursement; provided that the aggregate amount of legal fees and disbursements of the Investors that the Company shall be required to reimburse hereunder shall not exceed the aggregate amount of the fees and expenses of Fried, Frank, Harris, Shriver & Jacobson LLP and Lionel Sawyer & Collins in connection with the transactions contemplated by the Transaction Documents. This covenant shall survive the termination of this Agreement.
     (o) Payment. At the Closing, the Company shall pay to each of the Investors a cash payment equal to 14% of the commitment amount of such Investor under the heading Series A-2 Preferred Stock of the Company as reflected on Schedule A to the Commitment Letter, dated May 9, 2006, as such Schedule was amended by letter, dated May 25, 2006, from the Investors to the Company. If the Company receives any payment from Talisman Energy, Inc. (or any of its Subsidiaries or its or their Affiliates) upon termination of one or more of the Purchase Agreements, whether as liquidated damages or otherwise, then the Company shall pay the Investors 33% of any such payment, with the payment to be prorated among the Investors based upon the amounts of their commitments as set forth opposite each Investor’s name on Schedule A hereto. This covenant shall survive the termination of this Agreement.
     (p) Exchange Proposal. The Company shall take, in accordance with applicable law and its articles of incorporation and by-laws, all action necessary to convene a special meeting of holders of its capital stock as promptly as practicable but no later than one-hundred and twenty (120) days after the Closing Date to submit for approval by the requisite vote of the stockholders of the Company of a proposal to (a) issue in exchange for each of the outstanding shares of Series A Preferred Stock one share of Series C Preferred Stock and (b) to issue all of the shares of Common Stock potentially issuable upon conversion of the Series C Preferred Stock in accordance with the rules of the American Stock Exchange (such proposal, the “Amex Approval Proposal”). Without limiting the generality of the foregoing, within forty-five (45) days after Closing, the Company shall file with the SEC a preliminary proxy statement with respect to such special meeting and shall use its best efforts to cause such proxy statement to be cleared by the SEC as promptly as practicable thereafter. Unless and until the Amex Approval Proposal is approved and adopted by the requisite vote of the stockholders of the Company, the Company shall resubmit such proposal for stockholder approval and adoption at least at all future annual meetings of its stockholders, and at up to two (2) additional special meetings of its stockholders per year convened at the request of any holder or holders of 15% of the outstanding Shares or shares of Alternate Preferred Stock and at any other meetings chosen by the Company. Without limiting the generality of the foregoing, within twenty (20) days after a request for a special meeting of stockholders made in accordance with the foregoing, the Company shall file with the SEC a preliminary proxy statement with respect to such special meeting and shall use its best efforts to cause such proxy statement to be cleared by the SEC and to hold such special meeting as promptly as practicable thereafter. In connection with each meeting of stockholders at which the Amex Approval Proposal is submitted for a vote of the stockholders of the Company, the board of directors of the Company shall recommend to the stockholders that they vote in favor of such Amex Approval Proposal and the Company shall use its best efforts to obtain the requisite stockholder approval necessary for the approval and adoption of the Amex Approval Proposal.
     (q) Obligations Limited to Parties to Agreement. Each of the parties hereto covenant, agree and acknowledge that no person other than the Investors (and their permitted assignees)

and the Company shall have any obligation hereunder and that, notwithstanding that one or more of the Investors may be a corporation, partnership or limited liability company, no recourse under the Transaction Documents or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, or affiliate of any of the Investors or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, or affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, or affiliate of any of the Investors or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any of the foregoing, as such, for any obligations of the Investors under the Transaction Documents or any documents or instrument delivered in connection herewith or for any claim based on, in respect of, or by reason of such obligation or their creation.
     (r) Antitakeover Laws. The board of directors of the Company shall take all actions necessary to ensure that the Control Share Acquisition Provisions are not applicable to the Company and that no Antitakeover Law shall become applicable to any of the Investors or Offering Holders as a result of the Investors, the Offering Holders and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Shares, the ownership or conversion of the Shares, any New Preferred Stock Units or Alternate Preferred Stock and the Investors’ or the Offering Holders’ ownership of the shares of Common Stock or New Preferred Stock Units issuable upon conversion of the Shares, the New Preferred Stock Units or Alternate Preferred Stock and that each of the Investors shall be approved as an interested shareholder by the board of directors of the Company such that the prohibitions, restrictions, limitations and conditions of Sections 78.438 to 78.442 of the NRS do not apply to any Investor. At the request of any Investor or the Offering Holder, the board of directors of the Company shall approve any proposed transferee of an Investor or Offering Holder as an interested shareholder in respect of any proposed sale or transfer of Shares, the New Preferred Stock Units or Alternate Preferred Stock or Offering Shares such that the prohibitions, restrictions, limitations and conditions of Sections 78.438 to 78.442 of the NRS do not apply to such transferee of any Shares, any New Preferred Stock Units or Alternate Preferred Stock. Until the Registration Termination Date, the Company shall not adopt a right plan or “poison pill” without the approval of holders of a majority of the outstanding Shares or shares of Alternate Preferred Stock, as applicable.
     (s) Notification. If and so long as Goldman, Sachs & Co. or any of its Affiliates beneficially own (as determined in accordance with Section 13(d) of the Exchange Act) ten-percent (10%) or more of the shares of Common Stock, the Company shall provide Goldman, Sachs & Co. with at least thirty (30) days prior written notice before the Company or any of its controlled Affiliates agrees to, or enters into, any judicial or administrative decree or order of the type described in clause (vi) of the definition of “Ineligible Issuer” provided in Rule 405 of the Securities Act.

     7. Conditions Precedent to the Obligations of the Investors. The obligations of each Investor hereunder required to be performed on the Closing Date shall be subject to the satisfaction or waiver (which waiver shall be effected by two-thirds of the Investors based on their Commitment Amounts), at or prior to the Closing, of the following conditions:
     (a) Purchase Agreements. The satisfaction of each of the conditions to the Company’s and its Subsidiaries’ obligations to consummate the transactions contemplated by the Purchase Agreements (provided that the determination by the Company or any of its Subsidiaries as to whether any condition has been satisfied shall require the agreement of the Investors and the amendment or waiver of any provisions of the Purchase Agreements (other than amendments and waivers that do not, in the aggregate, materially and adversely affect the rights and expected benefits of the Company and its Subsidiaries under the Purchase Agreements) shall require the consent of two-thirds of the Investors based on their Commitment Amounts) and the Acquisition contemplated by each of the Purchase Agreements shall have closed on the terms set forth in the Purchase Agreements;
     (b) Financing. The Company shall have complied with Section 6(k) and shall have received (i) proceeds of the Debt Financing in an aggregate principal amount in an aggregate amount not to exceed $300 million on the terms of the Financing Term Sheets, and pursuant to documentation reasonably satisfactory, in form and substance, to two-thirds of Investors based on their Commitment Amounts, and (ii) net cash proceeds of at least $50 million from the issuance of Common Stock pursuant to the Public Offering;
     (c) Investor Requirements. All of the Investors shall have complied with their obligations to purchase Shares hereunder;
     (d) Simultaneous Transactions. The transactions contemplated by the Debt Financing referred to in Section 7(b) and the Purchase Agreements shall have been consummated or shall be consummated simultaneously with the purchase and sale of the Shares pursuant to the Transaction Documents;
     (e) Material Adverse Effect. Since December 31, 2005, there has not been any change, event or effect that has been or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, but without giving effect to the transactions contemplated by the Purchase Agreements;
     (f) Compliance. (i) The issuance of the Shares, the funding of the Debt Financing and the consummation of the Acquisition shall be in compliance with all applicable statues, laws, rules and regulations of all applicable governmental and regulatory agencies and authorities; and (ii) there shall not exist any judgment, order, injunction or other restraint prohibiting or delaying or imposing conditions upon consummation of any portion of the Acquisition, the issuance of the Shares or the funding of the Debt Financing;
     (g) Expro Ownership. Immediately prior to the consummation of the Acquisition, Expro shall own the North Sea Assets only with the Liens and other imperfections of title as in place as of the date hereof and any Liens required to secure the Debt Financing referred to in Section 7(b) and there shall not be any claims asserted to the contrary; provided, however, that if the aggregate purchase price is reduced by $15 million, then Expro need not own the interests in the Ivanhoe, Rob Roy and Hamish fields;
     (h) Certificate. The Certificate, the New Preferred Stock Units Certificate and the Series C Certificate shall have been duly filed with the Secretary of the State of Nevada and shall have become effective and shall be in full force and effect;
     (i) Representations and Warranties; Covenants. The representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any materiality or Material Adverse Effect qualifier contained therein on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made on and as of such date (except that representations and warranties of the Company expressly made as of a specified date need be so true and correct only as of such specified date), except for failures of such representations or warranties to be so true and correct that would not have a Material Adverse Effect, and the Company shall have performed all of its obligations under Section 2(b) and shall have performed in all material respects all other obligations and complied in all material respects with all other agreements, undertakings, covenants and conditions required hereunder and thereunder to be performed by it at or prior to the Closing;
     (j) No Injunction. There shall not be in effect any statute, rule, order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;
     (k) Regulatory Approvals. All permits, consents, authorizations, orders and approvals of, and filings and registrations required under any federal or state law, rule or regulation for or in connection with the execution and delivery of this Agreement, and performance of the transactions contemplated in the Transaction Documents, and the consummation by the parties hereto of the transactions contemplated on such parties’ part hereby and thereby shall have been obtained or made and all statutory waiting periods thereunder in respect thereof shall have expired, including without limitation, any waiting periods under the HSR Act;
     (l) Listing. The number of shares of Common Stock issuable upon conversion of the Shares being issued at the Closing, whether or not such Shares are then convertible (the “Initial Conversion Number”), and a number of shares of Common Stock equal to 40% of the Initial Conversion Number issuable as dividends in respect of the Shares, shall have been authorized for listing on the American Stock Exchange upon official notice of issuance;
     (m) Voting Agreement. Each of Messrs. William L. Transier, John N. Seitz, Bruce H. Stover, H. Don Teague and Lance Gilliland shall have entered into a voting and transfer restriction agreement in the form attached hereto as Exhibit F; and
     (n) Officer’s Certificate. The Company shall have delivered a certificate to each Investor executed by the Company’s President or Chief Financial Officer to the effect that each of the conditions specified in paragraphs (a) through (m) of this Section 7 has been satisfied.
     8. Conditions Precedent to the Obligations of the Company. The obligations of the Company hereunder required to be performed on the Closing Date are subject, at the election of the Company, to the satisfaction or waiver, at or prior to the Closing of the following conditions:

     (a) Investor Requirements. All Investors shall have complied with their obligations to purchase the Shares and each of the Investors shall have executed and delivered this Agreement, and shall have delivered its respective Subscription Amount in accordance with Schedule A hereto and Section 2(c) hereof; and
     (b) Representations and Warranties; Covenants. The representations and warranties of the Investors contained in this Agreement shall be true and correct (without giving effect to any materiality or Material Adverse Effect qualifier contained therein on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made on and as of such date (except that representations and warranties of the Investors expressly made as of a specified date need be so true and correct only as of such specified date), except for failures of such representations or warranties to be so true and correct that would not have a Material Adverse Effect, and the Investors shall have performed all of its obligations under Section 2(b) and shall have performed in all material respects all other obligations and complied in all material respects with all other agreements, undertakings, covenants and conditions required hereunder and thereunder to be performed by it at or prior to the Closing;
     9. Indemnification.
     (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement and notwithstanding any other remedy, indemnify, defend, protect and hold harmless each Investor, the stockholders, owners, officers, directors, partners, members, agents, employees and Affiliates of each of them, each Person who controls any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the stockholders, owners, officers, directors, partners, members, agents, employees and Affiliates of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, promptly as incurred, arising out of or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any certificate, including officer’s certificate, contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any Transaction Document or any certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnified Party (as defined below) by a third party (including for these purposes a derivative action brought on behalf of the Company), arising out of or resulting from (x) execution and delivery of this Agreement, and the performance or enforcement of the Transaction Documents or any certificate, instrument or document contemplated hereby or thereby, (y) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares, or (z) the status of Indemnified Party as holder of the Shares, Alternative Preferred Stock or Offering Shares, (iv) any claim for placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Investor or its investment advisor) arising out of the issuance of the Shares or Offering Shares pursuant to the Transaction Documents, (v) any untrue or alleged untrue statement of a material fact contained in the registration statement, any prospectus or any form of Company prospectus or in any amendment or supplement thereto, in any Company preliminary prospectus, or any free writing prospectus utilized in connection therewith, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, or any free writing prospectus, in the light of the circumstances under which they were made) or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which the Offering Shares are offered not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Investor furnished in writing to the Company by such Investor for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Offering Shares, or (B) in the case of an occurrence of an event of the type specified in Section 3(e)(vi)(y)-(z), the use by such Investor of an outdated or defective prospectus after the Company has notified such Investor in writing that the prospectus is outdated or defective and prior to the receipt by such Investor of the Effective Notice pursuant to Section 3(c), (vi) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Offering Shares pursuant to a registration statement, or (vii) any violation of this Agreement. The Company shall notify the Investors promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by the Transaction Documents.
     (b) Indemnification by Investors. Each Investor shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the registration statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, or any free writing prospectus, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished by such Investor to the Company specifically for inclusion in such registration statement or such prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Investor furnished to the Company by such Investor in writing expressly for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Offering Shares and was reviewed and expressly approved by such Investor expressly for use in the registration statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(e)(vi)(y)-(z), the use by such Investor of an outdated or defective prospectus after the Company has notified such Investor in writing that the prospectus is outdated or defective and prior to the receipt by such Investor of Effective Notice pursuant to Section 3(c). In no event shall the liability of any selling Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Offering Shares giving rise to such indemnification obligation.

     (c) Conduct of Indemnification Proceedings. If any action, suit, investigation, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced in writing (“Proceeding”) shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.
     An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties; provided, however, that in the case a single firm of attorneys would be inappropriate due to actual or potential differing interests of conflicts between such Indemnified Parties and any other party represented by such counsel in such Proceeding or otherwise, then the Indemnifying Party shall be liable for the fees and expenses of one additional firm of attorneys with respect to such Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
     All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 9) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder.

     (d) Contribution. If any indemnification to which an Indemnified Party is entitled under the terms of Section 9(a) or (b) is unavailable to such Indemnified Party (by reason of public policy or otherwise) or indemnification is otherwise available to an Indemnified Party pursuant to Section 9(c), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 9(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 9 was available to such party in accordance with its terms. As used herein, the term “Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys’ fees.
     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9, no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Investor from the sale of the Offering Shares subject to the Proceeding exceeds the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     The indemnity and contribution agreements contained in this Section 9 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties, except that, in the event that the Closing occurs, the right to indemnification pursuant to this Section 9 shall be the sole remedy for breaches of representations and warranties contained in this Agreement or any certificate contemplated hereby.
     10. Survival. The representations and warranties contained in this Agreement or any certificate, including officer’s certificate, contemplated hereby or thereby, shall survive the Closing until the third anniversary of the Closing Date and shall thereupon expire, except to the extent that a notice of breach or inaccuracy of a representation or warranty is delivered to the party that breached such representation or warranty or made prior to such third anniversary. The agreements and covenants contained in this Agreement or any Transaction Document or any certificate, instrument or document contemplated hereby or thereby shall survive the Closing.
     11. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:
     (a) if to the Company, to the following address:
Endeavour International Corporation
1000 Main Street, Suite 3300
Houston, Texas 77002
Attn: General Counsel
     (b) if to Investor, to the address set forth on the signature page hereto, with a copy to:
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attn: Peter S. Golden, Esq. and Philip Richter, Esq.
Fax: (212) 859-4000
     (c) or at such other address as any party shall have specified by notice in writing to the others.
     12. Assignability. Each Investor’s obligations under this Agreement may not be assigned, except as permitted in this Section 12. Each Investor may assign all or a portion of its rights hereunder to any transferee of the Investor’s Shares or Offering Shares, and each Investor may delegate all or a portion of its obligations under this Agreement to (a) one or more of its Affiliates or (b) any institutional investor or fund reasonably satisfactory to the Company and two-thirds of the Investors based on their Commitment Amounts. This Agreement is not assignable by the Company nor may any duties hereunder be delegated by the Company.
     13. Amendment. Prior to the Closing, this Agreement may not be modified, amended, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought (except that two-thirds of the Investors based on their Commitment Amounts may act on behalf of all Investors, but only to the extent such modification, amendment, waiver or termination does not adversely affect any Investor in a manner different from other Investors). After the Closing, this Agreement may not be modified, amended, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought (except that holders of two-thirds of the Offering Shares may act on behalf of all Investors and other Offering Holders, but only to the extent such modification, amendment, waiver or termination does not adversely affect any Investor or Offering Holder in a manner different from other Investors).
     14. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors,

legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.
     15. Entire Agreement. The Transaction Documents, together with the Exhibits, Annexes and Schedules thereto, constitute the entire agreement of the Investors and the Company relating to the matters contained herein, superseding all prior written and prior or contemporaneous oral negotiations, understandings, arrangements, contracts or agreements.
     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law or any other principle that could require the application of the laws of any other jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any Litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any civil, criminal or administrative action, suit, claim, notice, hearing, examination, inquiry, proceeding or investigation at law or in equity or by or before any court, arbitrator or similar panel, governmental instrumentality or other agency (“Litigation”) relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement, or such other address as may be given by one or more parties to the other parties in accordance with the notice provisions of Section 11, shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.
     17. Severability. If any provision of this Agreement or the application thereof to Investor or any circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
     18. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. The decision of each Investor to purchase Shares pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, financial condition, results of operations, assets properties, liabilities, or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.
     19. Termination. This Agreement may be terminated (i) at any time prior to the Closing Date by mutual agreement of the Company and two-thirds of Investors (based on their Commitment Amounts), (ii) upon the termination of the Purchase Agreements, or (iii) by two-thirds of the Investors if the Closing Date has not occurred on or before November 3, 2006. Notwithstanding termination of this Agreement, Sections 6(n) (Expenses), 6(o) (Financing Fee), 9 (Indemnification) and 16 (Governing Law), shall remain in full force and effect.
     20. Headings. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.
     21. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.
     22. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief, this being in addition to any other remedy to which such party is entitled at law or in equity.
     23. Interpretation. The headings contained in this Agreement, in any Annex, Exhibit or Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any matter set forth on any Schedule shall be deemed set forth on all other Schedules if, in each case, it is reasonably apparent from the information disclosed that another schedule is also applicable. Except when the context requires otherwise, any reference in this Agreement to any Section, clause, Annex, Schedule or Exhibit shall be to the Sections and clauses of, and Schedules, Annexes and Exhibits to, this Agreement. The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.” Any reference to the masculine, feminine or neuter gender shall include such other genders and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires. All Annexes, Exhibits and Schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. When a reference is made in this Agreement to a Section, Annex, Exhibit or Schedule, such reference shall be to a Section of, or an Annex, Exhibit or Schedule to, this Agreement unless otherwise indicated.

     IN WITNESS WHEREOF, each Investor has executed this Subscription and Registration Rights Agreement as of October 19, 2006.

INVESTORS:

GOLDMAN, SACHS & CO., on behalf of its Principal Strategies Group

By:	/s/ Gaurav Bhondari

Name: Gaurav Bhondari
Title: Managing Director

HBK MASTER FUND L.P. By: HBK Investments L.P.

By:	/s/ J. Baker Gentry, Jr.

Name: J. Baker Gentry, Jr.
Title: Authorized Signatory

KINGS ROAD INVESTMENTS LTD.
By:	Polygon Investment Partners LP, its investment manager

By:	/s/ Brandon L. Jones

Name: Brandon L. Jones
Title: Co-head, Private Investments

ETON PARK FUND, L.P. by its investment manager Eton Park Capital Management, L.P.

By:	/s/ Marcy Engel

Name: Marcy Engel
Title: General Counsel

ETON PARK MASTER FUND, LTD., by its investment manager Eton Park Capital Management, L.P.

By:	/s/ Marcy Engel

Name: Marcy Engel
Title: General Counsel

TPG - AXON PARTNERS, LP By: TPG-Axon Partners GP, LP

By: TPG-Axon GP, LLC

By:	/s/ Dinakor Singh

Name: Dinakor Singh
Title: Co-President

TPG - AXON PARTNERS (Offshore), LTD.

By:	/s/ Dinakor Singh

Name: Dinakor Singh
Title: Director

MAGNETAR CAPITAL MASTER FUND, LTD
By:	Magnetar Financial LLC
Its:	Investment Manager

By:	/s/ Doug Litowitz

Name: Doug Litowitz
Title: Counsel

     The Company hereby accepts the foregoing subscription subject to the terms and conditions hereof as of October 19, 2006.

Endeavour International Corporation

By:	/s/ Don Teague

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